Independent Auditors' Consent



To the Shareholders and Directors of  Greenwich Street California
Municipal Fund Inc.:

We consent to the use of our report dated October 15, 1996 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus.



	KPMG PEAT MARWICK LLP


New York, New York
December 20, 1996